UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

JUNE 27, 2007
Date of Report (date of Earliest Event Reported)

ISOLAGEN, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-31564	87-0458888
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA  19341
(Address of principal executive offices and zip code)

(484) 713-6000
 (Registrant’s telephone number, including area code)

NOT APPLICABLE
(former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2007, Isolagen, Inc. (“Isolagen”) announced that Mr. Declan Daly was appointed to the position of Chief Operating Officer. The appointment was effective June 27, 2007.  Mr. Daly has served as Isolagen’s Executive Vice President—Europe and Chief Financial Officer since June 2006. Mr. Daly served as Executive Vice President and Chief Financial Officer of Inamed Corp. from November 2004 until March 2006, prior to which he served as Inamed’s Senior Vice President since September 2002 and as the Corporate Controller and Principal Accounting Officer since March 2002. He was previously Vice President of Finance & Administration for Inamed International Corp. from 1998 to 2002. From 1996 to 1998, Mr. Daly was a Senior Manager with BDO Simpson Xavier, Chartered Accountants or BDO, in Dublin. Prior to joining BDO, he worked with PricewaterhouseCoopers in Dublin and London. Mr. Daly holds a B.A. in Management Science and Industrial Systems Studies from Trinity College, Dublin and he is also a Fellow of the Institute of Chartered Accountants in Ireland.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISOLAGEN, INC.

Date: July 6, 2007	By:	/s/ Nicholas Teti
Nicholas Teti,
Chief Executive Officer